UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     August 26, 2009
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

46000 Center Oak Plaza
Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 2.05. Costs Associated with Exit or Disposal Activities.
      On August 26, 2009, NeuStar, Inc. (“Neustar” or the “Company”) announced its commitment to continue and extend the restructuring plan (the “Plan”), which was previously announced on December 8, 2008, for its NeuStar Next Generation Messaging (“NGM”) business segment to more appropriately allocate resources to the Company’s key mobile messaging initiatives. The Plan involves the re-allocation and reduction of resources in the Company’s NGM business segment that do not support the Company’s key mobile messaging priorities, including the closure of its facility in Haifa, Israel. Under the Plan, the Company’s NGM business segment will be further reduced by up to 120 employees, in addition to the reduction of 51 employees in the fourth quarter of 2008. The Company anticipates that the Plan will be completed by the end of the second quarter of 2010.
      In connection with the continuation and extension of the Plan, the Company expects to incur additional pre-tax cash restructuring charges of approximately $5.5 million to $6.0 million, in addition to the $1.7 million of restructuring charges the Company already recorded in connection with the Plan in the fourth quarter of 2008. The Company estimates that these additional costs will consist primarily of employee severance and related costs of approximately $4.5 million to $5.0 million, and lease and facilities exit costs at the affected facilities of approximately $1.0 million. The Company expects to record the foregoing charges beginning in the third quarter of 2009 and through the first half of 2010. Substantially all of these charges will result in cash expenditures over the same period.
Safe Harbor Statement
Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges resulting from the restructuring plan. The Company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks, and uncertainties that may cause future results to differ materially than those anticipated, including the risks and other factors listed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other subsequent and current periodic reports. All forward-looking statements are based on information available to the Company as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements, including as a result of any new information, future events, changed expectations, or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009	NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek
		Name:	Jeffrey E. Ganek
		Title:	Chairman of the Board of Directors and Chief Executive Officer